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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2003

Vertex Pharmaceuticals Incorporated
(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS (State or Other Jurisdiction of Incorporation)	0-19319 (Commission File Number)	04-3039129 (I.R.S. Employer Identification No.)
130 WAVERLY STREET CAMBRIDGE, MA 02139 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (617) 444-6100

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 28, 2003, Vertex Pharmaceuticals Incorporated ("Vertex") and its wholly-owned subsidiary PanVera LLC ("PanVera") completed the sale of PanVera's portfolio of proprietary reagents, probes and proteins and certain of its biochemical and cellular assay capabilities to Invitrogen Corporation ("Invitrogen"). In connection with such sale, Mirus Corporation ("Mirus") exercised a right of first refusal with respect to shares of Mirus owned by PanVera. Additionally, on the same date, Mirus acquired certain of PanVera's assets. The aggregate consideration received by PanVera for the assets conveyed was approximately $95 million in cash and assumption of certain liabilities, subject to certain adjustments. The purchase price for the assets sold to Invitrogen and Mirus was agreed upon following an arms length negotiation of the parties. PanVera is included in the Company's Discovery Tools and Services business segment and provides services and products that accelerate the discovery of new medicines by the pharmaceutical and biopharmaceutical industries. The sale does not include the instrumentation assets of the Discovery Tools and Services business segment.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (b)
  Pro Forma Financial Information

        The following unaudited pro forma consolidated condensed financial information gives effect on a pro forma basis to the disposition of certain assets and liabilities of PanVera, a subsidiary of Vertex, as disclosed in Item 2 of this Current Report on Form 8-K, principally by subtracting from the historical consolidated financial position and results of operations of Vertex amounts attributable to the assets and liabilities disposed of, and adding to the historical consolidated financial position of Vertex an amount equal to the estimated cash proceeds from the disposition of such assets. The unaudited pro forma consolidated condensed balance sheet gives effect to this disposition as if it had occurred on December 31, 2002. The unaudited pro forma consolidated condensed statement of operations gives effect to the disposition as if it had occurred at the beginning of the period presented.

        You should not assume that these pro forma statements are indicative of future results or the results we would have achieved had the transaction occurred at the dates presented. Additionally, these pro forma financial statements were prepared under rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X. Accordingly we did not reflect the estimated gain on our sale of the assets in income.

        This unaudited pro forma consolidated condensed financial information should be read in conjunction with Vertex's consolidated financial statements and notes thereto included in Vertex's Annual Report on Form 10-K for the year ended December 31, 2002. We have prepared the unaudited pro forma consolidated condensed financial information based upon estimates and assumptions we have deemed appropriate based upon currently available information, as discussed in the accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information. Estimates and assumptions include, but are not limited to, the costs directly attributable to the assets and liabilities disposed of since these assets and liabilities historically have been managed and operated as part of our Discovery Tools and Services Segment. We believe that our estimates and assumptions are reasonable, and the significant effects of this sale have been properly reflected in our pro forma financial statements. However, actual results may differ from the estimates and assumptions used. As described in Item 2 of this Current Report on Form 8-K and in the accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information the purchase price for the assets and liabilities disposed of is subject to certain adjustments based on the net book value of the assets on the closing date. The Pro Forma financial statements do not include any adjustments for these uncertainties.

VERTEX PHARMACEUTICALS INCORPORATED

Unaudited Pro Forma Consolidated Condensed Balance Sheet

December 31, 2002

(amounts in thousands, except per share amounts)

	VERTEX Historical	Pro Forma Adjustments For Sale	Other Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$108,098	$—	$94,079	(a)	$202,177
Marketable securities, available for sale	526,886	(341)	—		526,545
Accounts receivable	13,200	(2,840)	—		10,360
Prepaid expenses	4,349	(404)	—		3,945
Other current assets	4,039	(2,114)	—		1,925

Total current assets	656,572	(5,699)	94,079		744,952

Restricted cash	26,091	—	—		26,091
Property and equipment, net	95,991	(8,608)	—		87,383
Investments	26,433	—	—		26,433
Other assets	10,633	(7,922)	—		2,711

Total assets	$815,720	$(22,229)	$94,079		$887,570

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,745	$(1,203)	—		$15,542
Accrued expenses and other current liabilites	29,306	(679)	2,913	(b)	31,540
Accrued interest	4,463	—	—		4,463
Deferred revenue	11,888	(2,459)	—		9,429
Obligations under capital leases and other obligations	2,195	(230)	—		1,965

Total current liabilites	64,597	(4,571)	2,913		62,939

Obligations under capital leases and other obligations, excluding current portion	10,944	(5,845)	3,500	(b)	8,599
Deferred revenue, excluding current portion	46,598	—	—		46,598
Convertible subordinated notes (due September 2007)	315,000	—	—		315,000

Total liabilities	437,139	(10,416)	6,413		433,136

Stockholder's Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued and outsanding at December 31, 2002.	—	—	—		—
Common stock, $0.01 par value; 200,000,000 shares authorized; 76,357,412 shares issued and outstanding at December 31, 2002	764	—	—		764
Additional paid-in capital	794,206	—	—		794,206
Accumulated and other comprehensive income	6,764	(75)	—		6,689
Accumulated deficit/retained earnings	(423,153)	(11,738)	87,666		(347,225)

Total stockholder's equity	378,581	(11,813)	87,666		454,434

Total liabilites and stockholder's equity	$815,720	$(22,229)	$94,079		$887,570

See accompanying notes.

VERTEX PHARMACEUTICALS INCORPORATED

Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the twelve months ended December 31, 2002

(amounts in thousands, except per share data)

	VERTEX Historical	Pro Forma Adjustments For Sale	Pro Forma
Pharmaceuticals revenues:
Royalties	$10,209	$—	$10,209
Collaborative research and development revenues	77,135	—	77,135
Discovery tools and services revenues
Product sales and royalties	51,772	(39,940)	11,832
Service revenues	21,969	(11,694)	10,275

Total revenues	161,085	(51,634)	109,451

Costs and Expenses
Royalty payments	3,434	—	3,434
Cost of product sales and royalties	13,684	(7,048)	6,636
Costs of service revenues	11,163	(5,490)	5,673
Research and development	203,018	(5,199)	197,819
Sales, general and administrative	49,390	(6,930)	42,460

Total costs and expenses	280,689	(24,667)	256,022

Income (loss) from operations	(119,604)	(26,967)	(146,571)

Other, net	10,983	886	11,869

Net loss	$(108,621)	$(26,081)	$(134,702)

Basic and diluted net loss per common share	$(1.43)		$(1.78)

Basic and diluted weighted average number of common shares outstanding	75,749		75,749

See accompanying notes.

Notes to Unaudited Pro Forma Consolidated Condensed Financial Information

Pro Forma Adjustments for Sale

        These amounts represent the estimated historical balances and results of the PanVera net assets sold as of and for the period presented. Since these assets represent a portion of the historical Discovery Tools and Services business segment and were not separately managed operationally or financially, certain liabilities and operating expenses were estimated based on certain assumptions including relative headcount of employees that historically focused on the business being sold compared to total historical PanVera headcount.

Other Pro Forma Adjustments

a)
To record the proceeds we received from the sale of certain assets of PanVera of $95 million after deduction of estimated transaction costs. The purchase price received is subject to adjustment based on the closing balance sheet calculation of the net assets sold. The proceeds reported do not include any potential purchase price adjustments.

b)
To record a transaction bonus accrual of $1.2 million to be paid by Vertex to former PanVera employees who continue their employment with Invitrogen after the close of the sale. In addition, to record an estimated liability of $5.2 million related to the indemnification of certain annual contractual license fees owed to Invitrogen in connection with a customer agreement assigned to Invitrogen as part of the sale.

        In connection with the sale we have agreed to purchase a minimum of $3 million of products annually from Invitrogen for three years after the completion of the sale. We are currently evaluating the fair value of this purchase commitment. To the extent this commitment is determined to be other than at fair market value, the gain on the sale of the assets will be adjusted when recorded in our results for the three months ended March 31, 2003.

        The Unaudited Pro Forma Consolidated Condensed Balance Sheet does not reflect any income tax liability associated with the gain on the sale because we anticipate that our operating losses will be used to offset the taxable income generated from the sale.

  (c)
  Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement dated February 4, 2003 among Vertex Pharmaceuticals Incorporated, PanVera LLC and Invitrogen Corporation (filed as Exhibit 2.2 to Vertex's 2002 Annual Report on Form 10-K [File No. 000-19319] and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
DATE: APRIL 14, 2003	By:	/s/ JOSHUA S. BOGER Joshua S. Boger Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement dated February 4, 2003 among Vertex Pharmaceuticals Incorporated, PanVera LLC and Invitrogen Corporation (filed as Exhibit 2.2 to Vertex's 2002 Annual Report on Form 10-K [File No. 000-19319] and incorporated herein by reference).

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Unaudited Pro Forma Consolidated Condensed Balance Sheet December 31, 2002 (amounts in thousands, except per share amounts)
Unaudited Pro Forma Consolidated Condensed Statement of Operations For the twelve months ended December 31, 2002 (amounts in thousands, except per share data)
Notes to Unaudited Pro Forma Consolidated Condensed Financial Information
SIGNATURES